Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form F-3 (File No.: 333-274893), Registration Statements on Form F-1 (File No.: 333-257265; File No.: 333-255391; File No.: 333-246382) and Registration Statement on Form S-8 (File No.: 333-266065) of our report dated April 30, 2025, relating to the Company’s consolidated financial statements which appears in this Annual Report on Form 20-F of the Company for the year ended December 31, 2024.

/s/ OneStop Assurance PAC

OneStop Assurance PAC Singapore

April 30, 2025